UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2018

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

814-00188	04-3291176
Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2018, Freshstart Venture Capital Corp. (“Freshstart”), a wholly-owned subsidiary of Medallion Financial Corp. (the “Company”), entered into amendments (the “Amendments”) which amended (i) the Loan Agreement, effective as of January 25, 2017 (the “Loan Agreement”), by and among U.S. Small Business Administration (“SBA”), Freshstart and the Company and (ii) the Note, effective March 1, 2017 (the “Note”), by Freshstart, to SBA. Under the terms of the Amendments, technical changes were implemented which improved Freshstart’s flexibility under the Loan Agreement and the Note.

The foregoing description of the Amendments is qualified in its entirety by reference to the Amendments, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

4.1	Amendment No. 1 to Note, dated and effective as of January 31, 2018, by and between U.S. Small Business Administration and Freshstart Venture Capital Corp.

10.1	Amendment No. 2 to Loan Agreement, dated and effective as of January 31, 2018, by and between U.S. Small Business Administration and Freshstart Venture Capital Corp.

Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 1 to Note, dated and effective as of January 31, 2018, by and between U.S. Small Business Administration and Freshstart Venture Capital Corp.

10.1	Amendment No. 2 to Loan Agreement, dated and effective as of January 31, 2018, by and between U.S. Small Business Administration and Freshstart Venture Capital Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall

Name: Larry D. Hall Title: Chief Financial Officer

Date: February 5, 2018

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